                                                                                                                                 Exhibit 99.1

Contact Information:
Coffin Communications Group                      Perini Corporation
15300 Ventura Boulevard, Suite 303               73 Mount Wayte Ave.
Sherman Oaks, CA 91403                           Framingham, MA 01701
(818) 789-0100                                   (508) 628-2295
Crocker Coulson, Partner                         Robert Band, President

FOR IMMEDIATE RELEASE

Perini Corporation Completes Acquisition of
James A. Cummings, Inc.

Framingham, MA and Fort Lauderdale, FL – January 23, 2003 – Perini Corporation (Amex:PCR), a leading building, civil construction and construction management company, today announced that it has completed the previously announced acquisition of James A. Cummings, Inc., a privately held construction company based in Fort Lauderdale, Florida.

James A. Cummings, Inc. is an established building construction and construction management company in the South Florida region, with approximately $100 million in annual revenues, specializing in the construction of schools, public and commercial facilities. Perini purchased 100% of the company’s stock for $20 million in cash, financed in part through Perini’s credit facility. James A. Cummings, Inc. will operate as a wholly owned subsidiary of Perini Corporation and will continue to be managed by its current senior management team.

“This acquisition extends Perini’s expansion into the Southeast region and is expected to make a positive contribution to Perini’s operating results in 2003,” said Ronald N. Tutor, Perini’s Chairman and CEO. “James A. Cummings, Inc.'s focus on growing niche markets, strong regional reputation and complementary client base all make for an excellent strategic fit with Perini’s existing operations. This transaction illustrates Perini’s commitment to create value for our shareholders through both internal growth and selective acquisitions.”

James A. Cummings will continue to serve as CEO of the operating subsidiary and will join Perini’s Board of Directors. William R. “Rick” Derrer will serve as President and Michael Lanciault will serve as Senior Vice-President, Chief Estimator of James A. Cummings, Inc.

“Over the past 25 years, James A. Cummings, Inc. has grown from a three-person operation into one of the top-ranked commercial construction companies in South Florida,” said Mr. Cummings. “Our success has been based on consistent delivery of high quality facilities, on time and within budget, resulting in positive, long-term client relationships. While we have been approached by other interested parties, Perini offered the right fit for our company culture and our future. Joining with Perini will enable us to broaden the capabilities we can offer to our client base and expand our growth horizon.”

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About Perini Corporation

Perini Corporation provides general contracting, including building and civil construction, and construction management and design-build services to private clients and public agencies in the United States and selected overseas locations. Perini is known for its hospitality and gaming industry projects, and for its corrections, health care, sports, entertainment and educational expertise, as well as large and complex civil construction projects.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings; changes in federal and state appropriations for infrastructure projects; possible changes or developments in worldwide or domestic social, economic, business, industry, market and regulatory conditions or circumstances; and actions taken or omitted to be taken by third parties including the Company’s customers, suppliers, business partners, lenders, and competitors and legislative, regulatory, judicial and other governmental authorities and officials. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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